                                   SCHEDULE 2                          EXHIBIT 2

                                    ARTICLES

                                     - OF -

                          NORTHGATE EXPLORATION LIMITED
                         EXPLORATIONS NORTHGATE LIMITEE

                                TABLE OF CONTENTS

PART           ARTICLESUBJECT                                                                              PAGE
----           --------------                                                                              ----
 1             INTERPRETATION                                                                               1-2
               --------------

               1.1         Definition
               1.2         Reference to Writing
               1.3         Use of Telecopied Copy
               1.4         Number and Gender
               1.5         Company Act Definitions Applicable
               1.6         Interpretation Act Rules Applicable

 2             SHARES AND SHARE CERTIFICATES                                                                2-3
               -----------------------------

               2.1         Forms of Certificate
               2.2         Shareholder Entitled to Certificate
               2.3         Replacement of Lost or Defaced Certificate
               2.4         Splitting Certificates
               2.5         Consolidating Certificates
               2.6         Fee for Certificates
               2.7         No Recognition of Trusts
               2.8         Execution of Certificates
               2.9         Shareholders and Information

 3             ALLOTMENT AND ISSUE OF SHARES                                                                3-4
               -----------------------------

               3.1         Directors Authorized
               3.2         Pre-emptive Rights on Allotment
               3.3         Commissions and Brokerage
               3.4         Shares to be Fully Paid before Issued

PART           ARTICLESUBJECT                                                                              PAGE
----           --------------                                                                              ----
 4             SHARE TRANSFERS                                                                              4-5
               ---------------

               4.1         Transferability and Instrument of Transfer
               4.2         Submission of Instruments of Transfer
               4.3         Authority in Instrument of Transfer
               4.4         Enquiry as to Title not Required
               4.5         Transfer Fee
               4.6         Branch Registers

 5             TRANSMISSION OF SHARES                                                                       5-6
               ----------------------

               5.1         Death or Bankruptcy
               5.2         Personal Representative Recognized on Death
                              of Sole Registered Holder
               5.3         Surviving Joint Registered Holders
               5.4         Registration of Person in a Representative
                              Capacity

 6             CERTAIN CAPITAL ALTERATIONS                                                                    6
               ---------------------------

               6.1         Ordinary Resolution Required

 7             PURCHASE AND REDEMPTION OF SHARES                                                              6
               ---------------------------------

               7.1         Company Authorized to Purchase its Shares
               7.2         Status of Shares Purchased or Redeemed

 8             BORROWING POWERS                                                                             6-7
               ----------------

               8.1         Powers of Directors
               8.2         Negotiability of Debt Obligations
               8.3         Special Rights on Debt Obligations
               8.4         Execution of Debt Obligations
               8.5         Register of Debentureholders

PART           ARTICLESUBJECT                                                                              PAGE
----           --------------                                                                              ----
 9             GENERAL MEETINGS                                                                              8
               ----------------

               9.1         General Meetings
               9.2         Classification of General Meetings
               9.3         Calling of Meetings
               9.4         Advance Notice for Election of Directors
               9.5         Notice of General Meetings
               9.6         Waiver of Notice
               9.7         Notice of Special Business at General Meeting

10             PROCEEDINGS AT GENERAL MEETINGS                                                              8-10
               -------------------------------

               10.1        Special Business
               10.2        Quorum
               10.3        Other Persons Entitled to Attend Meetings
               10.4        Requirement of Quorum
               10.5        Lack of Quorum
               10.6        Chairman of Meeting
               10.7        Adjournments
               10.8        Decisions by Show of Hands or Poll
               10.9        Resolution Need Not be Seconded
               10.10       Casting Vote
               10.11       Manner of Taking Poll
               10.12       Splitting Votes on Poll
               10.13       Demand for Poll on Adjournment
               10.14       Demand for Poll Not to Prevent Continuance
                              of Meeting
               10.15       Retention of Ballots Cast on a Poll
               10.16       Scrutineers

11             VOTES OF SHAREHOLDERS                                                                       10-13
               ---------------------

               11.1        Number of Votes Per Share or Shareholder
               11.2        Votes of Persons in Representative Capacity
               11.3        Votes by Joint Holders
               11.4        Representative of a Corporate Shareholder
               11.5        Votes by Shareholder's Committee
               11.6        Appointment of One or More Proxyholders
               11.7        Execution of Proxy Instrument
               11.8        Qualifications of Proxyholder
               11.9        Deposit of Proxy
               11.10       Validity of Proxy Vote
               11.11       Form of Proxy
               11.12       Revocation of Proxy

PART           ARTICLESUBJECT                                                                             PAGE
----           --------------                                                                             ----
12             DIRECTORS                                                                                  14-16
               ---------

               12.1        General Authority of Directors
               12.2        Remaining Directors may Act during Vacancy
               12.3        Powers may be Exercised at Meetings or by
                              Written Resolutions
               12.4        Appointment of Attorney for Company
               12.5        Number of Directors
               12.6        Share Qualification of Directors
               12.7        Remuneration and Expenses of Directors
               12.8        Right to Office and Contract with Company
               12.9        Director Acting in Professional Capacity
               12.10       Interested Director
               12.11       Appointment of Alternate Directors
               12.12       Alternate Directors' Authority
               12.13       Alternate Director has Separate Vote
               12.14       Alternate Director's Remuneration
               12.15       Alternate Director to be Qualified
               12.16       Termination of Alternate Director's Appointment
               12.17       Notice of Appointment or Revocation of Appointment
               12.18       Protection of Directors and Officers
               12.19       Limitation of Liability
               12.20       Indemnification
               12.21       Insurance

13             ELECTION AND RETIREMENT OF DIRECTORS                                                          17
               ------------------------------------

               13.1        Election at Annual General Meeting
               13.2        Number to be Elected at Annual General Meeting
               13.3        Removal of Director and Appointment of
                              Replacement
               13.4        Filling a Casual Vacancy
               13.5        Additional Directors between Annual
                              General Meetings

14             PROCEEDINGS OF DIRECTORS                                                                   17-18
               ------------------------

               14.1        Chairman of Meeting
               14.2        Calling and Notice of Meetings
               14.3        Quorum
               14.4        Defect in Appointment
               14.5        Majority Rule and Casting Vote
               14.6        Resolution in Writing
               14.7        Meetings by Conference Telephone

PART           ARTICLESUBJECT                                                                             PAGE
----           --------------                                                                             ----
15.            EXECUTIVE AND OTHER COMMITTEES                                                               19
               ------------------------------

               15.1        Appointment of Executive Committee
               15.2        Executive Committee Authority
               15.3        Other Committees
               15.4        Validity Notwithstanding Defect
               15.5        Majority Rule and Casting Vote
               15.6        Resolution in Writing

16             DISCLOSURE OF INTEREST OF DIRECTORS                                                          20
               -----------------------------------

               16.1        Director to Disclose Interest or Conflict
               16.2        Voting and Quorum
               16.3        Deemed Not Interested by Company Act

17             OFFICERS                                                                                     20
               --------

               17.1        President and Secretary Required
               17.2        Directors Authority to Appoint
               17.3        Directors to Determine Officer's Duties
                              and Powers
               17.4        Assistant Officers

18             EXECUTION OF DOCUMENTS                                                                     20-21
               ----------------------

               18.1        Seal Optional
               18.2        Execution of and Affixing Seal to
                              Documents
               18.3        If no Resolution re: Execution of Documents
                              and Seal
               18.4        Use of Seal on Certified True Copies
               18.5        Mechanical Reproduction of Signatures

19             DIVIDENDS                                                                                   21-22
               ---------

               19.1        Declaration of Dividends
               19.2        Rescission of Dividend
               19.3        Dividend Bears No Interest
               19.4        Payment in Specie and Fractional Interests
               19.5        Capitalization of Retained Earnings
               19.6        Payment of Dividends
               19.7        Receipt of One Joint Holder Valid

PART           ARTICLESUBJECT                                                                              PAGE
----           --------------                                                                              ----
20             ACCOUNTING RECORDS                                                                           22
               ------------------

               20.1        Accounts to be Kept
               20.2        Location of Accounts
               20.3        Inspection of Accounts by Shareholders

21             NOTICES                                                                                    23-24
               -------

               21.1        Method of Giving Notice
               21.2        Notice to Joint Holders
               21.3        Notice to Legal Representatives
               21.4        Date Notice Deemed Effective
               21.5        Computation of Notice
               21.6        Persons to Receive Notice of General Meetings

22             INDEMNIFICATION AND PROTECTION OF DIRECTORS,
               OFFICERS, EMPLOYEES AND CERTAIN AGENTS                                                     24-25
               -----------------------------------------------------

               22.1        Indemnification of Directors
               22.2        Indemnification of Officers, Employees,
                              Agents
               22.3        Non-Compliance Does Not Invalidate Indemnity
               22.4        Company May Purchase Insurance
               22.5        Company Act Restrictions Apply - Invalid
                              Provisions Severable

23             PROHIBITIONS IF PRIVATE ISSUER                                                                25
               ------------------------------

               23.1        Definition of Equity Securities
               23.2        No Securities to be Offered to Public
               23.3        Number of Shareholders Restricted
               23.4        Joint Shareholders Counted as One Shareholder
               23.5        Equity Security Transfers Require Directors' Approval

24             RESTRICTIONS ON SHARE TRANSFERS
               IF NON-REPORTING COMPANY                                                                     25
               ----------------------------------------

               24.1        Directors May Decline to Approve Share
                              Transfer

                                   SCHEDULE 2

                                    ARTICLES

                                     - OF -

                          NORTHGATE EXPLORATION LIMITED
                         EXPLORATIONS NORTHGATE LIMITEE

                             PART 1 - INTERPRETATION

1.1               In these Articles, unless the context otherwise requires:

         (a) "Board of Directors" or "Board" or "the directors" means the directors or the sole director of the Company for the time being;

         (b) "Company Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

         (c) "registered address" of a shareholder means his address as recorded in the register of members to be kept pursuant to the Company Act;

         (d) "registered address" of a director means his address as recorded in the register of directors to be kept pursuant to the Company Act;

         (e)      "seal" means the common seal of the Company;

         (f) "shareholder" shall have the meaning ascribed to the word "member" by the Company Act;

         (g) "private issuer" and "reporting issuer" have the meanings ascribed to them by the Securities Act of the Province of British Columbia from time to time in force and all amendments thereto.

1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3 A reference in the Company Act or in these Articles to a notice, document or other instrument in writing includes a telecopied copy of that notice, document or instrument. Delivery or service of a telecopied copy of a notice, document or instrument shall be deemed for all purposes to be delivery or service of the original. Delivery or service of a notice, document or instrument may be effected by transmission of same by telecopier.

1.4 Words importing the singular include the plural and vice versa and words importing a male person include a female person and a corporation.

1.5 The definitions contained in the Company Act shall, with the necessary changes and so far as applicable, apply to these Articles.

1.6 The rules of construction contained in the Interpretation Act of the Province of British Columbia shall apply, mutatis mutandis, to the interpretation of these Articles.

                     PART 2 - SHARES AND SHARE CERTIFICATES

2.1 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

2.2 Every shareholder is entitled, without charge, to one certificate representing the share or shares of each class held by him provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate. In respect of a share held jointly by several persons, delivery of a certificate for that share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all. Any share certificate may be mailed by registered mail, postage prepaid, to the shareholder entitled thereto at his registered address and neither the Company nor any transfer agent shall be liable for any loss occasioned to the shareholder if that share is lost in the mail or stolen. Notwithstanding the foregoing, the Company shall not be bound to issue certificates representing redeemable shares if such shares are to be redeemed within one month of the date on which they were allotted.

2.3               If a share certificate:

         (a) is worn out or defaced, the directors shall, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and shall issue a new certificate in lieu thereof;

         (b) is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity and security therefor, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen, or destroyed certificate.

2.4 If a share certificate represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue, registered in his name, two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

2.5 If two or more certificates are surrendered by the registered owner thereof to the Company together with a written request that the Company issue one certificate registered in his name representing the aggregate of the shares represented by the certificates so surrendered, the

Company shall cancel the certificates so surrendered and issue in place thereof one certificate in accordance with the request.

2.6 There shall be paid to the Company in respect of the issue of any certificate pursuant to Articles 2.3, 2.4 or 2.5 hereof such sum, if any, as the directors may from time to time prescribe provided that such sum shall not be greater than the amount permitted by the Company Act.

2.7 Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

2.8 Every share certificate shall be signed manually by at least one officer or director of the Company, or countersigned manually by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in that event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of the share certificate.

2.9 No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company's business which, in the opinion of the directors, it would not be in the best interest of the shareholders or the Company to communicate to the public. The directors may from time to time determine whether and to what extent and what time and place and under what conditions and regulations the accounts, records and documents of the Company or any of them shall be open to the inspection of shareholders or other persons and no shareholder or other person shall have any right of inspecting any account, record or document of the Company except as confirmed by the Company Act or any other applicable legislation or authorized by the Board.

                     PART 3 - ALLOTMENT AND ISSUE OF SHARES

3.1 Subject to Article 3.2 and subject to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the allotment and issue of shares, whether in the original or any increased capital of the Company, shall be under the control of the directors who may allot, otherwise dispose of or grant options on shares authorized but not outstanding, and on outstanding shares held by the Company at any time, to any person including a director, in the manner, upon the terms and conditions and at the price or for the consideration as the directors, in their absolute discretion, may determine.

3.2 If the Company is, or becomes, a company which is not a reporting company and the directors are required by the Company Act before allotting shares, to offer such shares pro rata to the shareholders, the directors shall before allotting any shares, comply with the applicable provisions of the Act.

3.3 The Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the Company, provided that if the Company is not a specially limited company the rate of the commission or discount shall not exceed in the aggregate 25% of the subscription price of those shares or an amount equivalent to that percentage.

3.4 No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be an amount determined by the directors by resolution to be, in all circumstances of the transaction, no greater than the fair market value thereof.

                            PART 4 - SHARE TRANSFERS

4.1 Subject to the restrictions, if any, set forth in the Memorandum and these Articles, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of that shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, provided on the back of the Company's form of share certificate or in any other form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

4.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferor to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing it together with the share certificate which accompanied it when tendered for registration.

4.3 The signature of the holder of any shares or of his duly authorized attorney on the instrument of transfer constitutes an authority to the Company to register the number of shares specified in the instrument of transfer or if the number is not specified, all the shares represented by the certificates deposited with the instrument of transfer in the name of the person named in that instrument of transfer as transferee or if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its transfer agent or registrar.

4.4 Neither the Company nor any of its directors, officers or agents shall be bound to enquire into any title of the transferee of any shares to be transferred and none of them shall be liable to any person for registering the transfer.

4.5 There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the directors may from time to time prescribe.

4.6 If the Company is or becomes a reporting company, the Company may keep outside the Province of British Columbia branch registers of shareholders.

                         PART 5 - TRANSMISSION OF SHARES

5.1 If a shareholder dies or becomes bankrupt, his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Company Act shall have been deposited with the Company. This Article does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

5.2 If the deceased shareholder was the sole registered holder of shares, the deceased shareholder's personal representative shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased shareholder. Before recognizing any personal representative, the directors shall require him to deliver to the Company the original or a court certified copy of a grant of representation in British Columbia or such other evidence and documents as are required by the Company Act or which the directors consider appropriate in order to establish the right of the personal representative to such title to or such interest in the shares of the deceased shareholder.

5.3 If there are joint shareholders in respect of a share and if one of the joint shareholders dies, the personal representative of the deceased shareholder and the surviving joint shareholder or shareholders shall be the only persons recognized by the Company as having any title to or interest in the shares so held jointly. If there are joint shareholders in respect of a share and if one of the joint shareholders becomes bankrupt, then the trustee in bankruptcy of the bankrupt shareholder and the other joint shareholder or shareholders shall be the only persons recognized by the Company as having any title to or interest in the shares so held jointly.

5.4               If a person becomes entitled to a share:

         (a) as a consequence of the death or bankruptcy of a shareholder, upon such documents and evidence being produced to the Company as the Company Act requires or

         (b) as a consequence of an order of a court of competent jurisdiction or a statute,

he shall have the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative or trustee in bankruptcy, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt shareholder could have made. Notwithstanding the foregoing, the directors shall, with respect to a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have had in the case of a transfer of a share by the deceased or bankrupt shareholder before his death or bankruptcy.

                      PART 6 - CERTAIN CAPITAL ALTERATIONS

6.1 The Company may by ordinary resolution filed with the Registrar of Companies amend its Memorandum to increase the share capital of the Company by:

         (a) creating shares with par value or shares without par value, or both;

         (b) increasing the number of shares with par value or shares without par value, or both; or

         (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

                   PART 7 - PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the provisions of the Company Act with respect to the pro rata purchase of shares and to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors, purchase any of its shares at the price and upon the terms specified in that resolution or redeem any of its shares in accordance with the special rights and restrictions attached to such shares. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. The Company may, by resolution of the directors, sell any of its shares so purchased at the price and upon the terms specified in that resolution. The Company may, by a resolution of the directors, surrender by way of gift any of its shares purchased by the Company.

7.2 Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or, if cancelled, reissued by it, but, while such shares which have not been cancelled are held by the Company, it shall not exercise any vote in respect of those shares and no dividend or other distribution shall be paid or made thereon.

                            PART 8 - BORROWING POWERS

8.1 The directors may from time to time at their discretion authorize the Company:

         (a)      to borrow any sum of money;

         (b) subject to the provisions of the Company Act, to guarantee the repayment of any sum of money borrowed by any person or corporation; and

         (c) subject to the provisions of the Company Act, to guarantee the performance of any obligation of any person or corporation,

and may raise or secure the repayment of any sum of money so borrowed or guaranteed or any obligation so guaranteed in any manner and upon any terms and conditions as they may think fit and in particular and without limiting the generality of the foregoing by the issue of bonds, debentures or other debt obligations or by the granting of any mortgages or other security on the undertaking of the whole or any part of the property of the Company, both present and future.

8.2 The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

8.3 The directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.4 If the directors so authorize or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides, any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of those directors or officers printed or otherwise mechanically reproduced thereon and in either case shall be as valid as if signed manually and every bond, debenture or other debt obligation so bearing facsimile signatures of directors or officers of the Company shall be manually signed, countersigned or certified by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any person whose facsimile signature is so used shall have ceased to hold the office that he is stated on any bond, debenture or other debt obligation to hold at the date of the actual issue thereof, that bond, debenture or other debt obligation shall be valid and binding on the Company.

8.5 The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

                            PART 9 - GENERAL MEETINGS

9.1 Every general meeting shall be held at such time and place as the Board, the President or the Secretary may determine.

9.2 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.3 The directors may whenever they think fit convene an extraordinary general meeting.

9.4 If the Company is or becomes a reporting company, advance notice of any general meeting at which directors are to be elected shall be published in the manner required by the Company Act.

9.5 Notice of a general meeting shall be given in the manner provided in the Company Act and in these Articles and to such persons as are entitled to receive such notice. The accidental omission to give notice of any meeting to or the non-receipt of any such notice by any person as may by law or under these Articles be entitled to that notice shall not invalidate any proceedings at that meeting. Every notice of a general meeting shall specify the time and place of the meeting and in case of special business, the general nature of that business.

9.6 Shareholders entitled to notice of a general meeting may waive notice convening the meeting by unanimous consent in writing given before, during or after the meeting or if they are present at the meeting, by unanimous vote. An entry in the minute book of such waiver shall be sufficient evidence of the due convening of the meeting.

9.7 Except as otherwise provided by the Company Act, if any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders prior to the date of the meeting, at a place in the Province of British Columbia specified in that notice during business hours.

                    PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1 All business at a general meeting shall be deemed to be special business except the consideration of the financial statements, the reports of the directors and auditor, the election of directors, the appointment and fixing of the remuneration of the auditor and such other business as under these Articles ought to be transacted at an annual general meeting or any business which is brought under consideration by the report of the directors.

10.2 Except as provided in Article 10.5, the quorum for a general meeting shall be two or more individuals who are shareholders, proxyholders representing shareholders or duly authorized representatives of corporate shareholders, personally present and representing shares aggregating not less than 30% of the issued shares of the Company entitled to be voted at that

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

meeting. If the Company has only one shareholder, the quorum for a general meeting shall be one person present and being, or representing by proxy, such shareholder.

10.3 The directors, the auditor, the Secretary or, in his absence, the Assistant Secretary, and, at the request of the directors, the solicitor of the Company, in their capacity as such, shall be entitled to attend at any general meeting. No such person shall be counted in the quorum or be entitled to vote at any general meeting unless he is also a shareholder, proxyholder or authorized representative of a corporate shareholder entitled to vote thereat.

10.4 No business other than the election of a chairman and the adjournment or termination of the meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting.

10.5 If within 1/2 hour from the time appointed for a meeting a quorum is not present, the meeting:

         (a) if convened by requisition of the shareholders, shall be terminated; and

         (b) in any other case, unless the meeting shall be terminated, shall stand adjourned to the same day in the next week at the same time and place.

If at the adjourned meeting a quorum is not present within 1/2 hour from the time appointed, the shareholder or shareholders present in person, by proxy or by authorized representative shall constitute a quorum.

10.6 The Chairman of the Board, if any, or in his absence the President or in their absence a Vice-Chairman who is a director of the Company shall preside at any meeting of shareholders. If at any general meeting no such officer is present within 15 minutes after the time appointed for holding the meeting or if none of them is willing to act as chairman, then a director selected by a majority of the directors present shall act as chairman. If no director is present or if all the directors present decline to act as chairman or shall fail to so select, the persons present shall select one of their number to act as chairman.

10.7 The chairman of the meeting may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. If a meeting is adjourned for 30 days or more, notice but not advance notice as provided in Article 9.4 of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at any adjourned meeting.

10.8 Every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a shareholder entitled to vote who is present in person, by proxy or by authorized representative. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll and that decision shall be entered in the minute book of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or carried by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

10.9 No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to move or second a resolution.

10.10 In case of an equality of votes upon a resolution, the chairman shall, either on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as or on behalf of, a shareholder.

10.11 Subject to Article 10.13, if a poll is duly demanded it shall be taken at once and the results thereof communicated to the shareholders no later than seven days after the meeting in such manner as the chairman shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the chairman shall conclusively determine whether that vote shall be admitted or rejected.

10.12 On a poll, a shareholder entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he is entitled to vote in the same way.

10.13 A poll demanded on a question of adjournment shall be taken forthwith at the meeting without adjournment.

10.14 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.15 Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

10.16 If desired, one or more scrutineers may be appointed to serve at the meeting by a resolution of the meeting or by the chairman of the meeting with the consent of the meeting. Such scrutineers need not be shareholders of the Company.

                         PART 11 - VOTES OF SHAREHOLDERS

11.1 Subject to any special rights or restrictions attached to any share contained in these Articles or in the Memorandum of the Company and the restrictions on joint registered holders of shares, on a vote by a show of hands, every shareholder present in person, by proxy or by authorized representative entitled to vote thereon shall have one vote and on a poll every shareholder entitled to vote on that poll shall have one vote for every share he holds.

11.2 If a person is not registered as a shareholder but claims to be entitled to vote at any general meeting in respect of a share in a representative capacity, then he may vote the share in the same manner as if he were a shareholder provided that either the directors have previously admitted his right to vote at that meeting in respect of the share or he has satisfied the Chairman of his right to vote the share not less than 48 hours before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3 If there are joint shareholders registered in respect of any share, then any one of the joint shareholders may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if he were solely entitled to it. If more than one of the joint shareholders is present at any meeting in person, by proxy or by authorized representative, then the joint shareholder so present whose name stands first on the register of shareholders in respect of the share shall alone be entitled to vote in respect of that share. For the purpose of this Article, several personal representatives of a deceased shareholder in whose sole name any share is registered shall be deemed joint shareholders.

11.4 A corporation, (other than a subsidiary of the Company) that is a shareholder may vote by its proxyholder or by its duly authorized representative. Such proxyholder or representative shall be entitled to speak and vote and in all other respects exercise the rights of a shareholder. The provisions in these Articles with respect to proxies and proxyholders (including the deposit of proxies) shall apply mutatis mutandis to such appointments and authorized representatives.

11.5 A shareholder of unsound mind or under other legal disability, entitled to attend and vote, in respect of whom an order has been made by any court of competent jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court. Any such committee, curator bonis, or other person may appoint a proxyholder. If such committee, curator bonis or other person is a corporation, it may appoint an authorized representative.

11.6 A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him at the same general meeting and in so doing he shall specify the number of shares that each proxyholder shall be entitled to vote.

11.7 A proxy shall be in writing under the hand of the appointor or of his attorney or, if the appointor is a corporation, under the hand of a duly authorized officer or attorney of that corporation. An instrument appointing a duly authorized representative of a corporation shall be in writing under the hand of a duly authorized officer or attorney of that corporation.

11.8 Any person having attained the age of majority may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings and to the extent permitted by the Company Act.

11.9 The original or a notarially certified copy of the original or a telecopied copy of the original or notarially certified copy of the original, of a proxy and the power of attorney or other authority, if any, under which it is signed shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting. The directors may by resolution fix a time, not less than 48 hours excluding Saturdays, Sundays and holidays before the time for holding the meeting or adjourned meeting at which the person named in the proxy proposes to vote, by which the aforesaid documents must be deposited. Any period of time so fixed shall be specified in the notice calling the meeting or in the information circular, if any, relating to the meeting. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations:

         (a) permitting the depositing of proxies at some place or places other than the place at which a meeting or adjourned meeting of members is to be held;

         (b) providing for particulars of those proxies to be sent in writing or cabled or telegraphed or telecopied before a meeting or an adjourned meeting to the Company or any agent of the Company for the purpose of receiving those particulars; and

         (c) providing that particulars of those proxies may be voted as though the proxies themselves were produced to the chairman of the meeting or of the adjourned meeting as required by this Article.

Votes given in accordance with proxies and particulars of proxies so deposited shall be valid and counted.

11.10 A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death, bankruptcy or incapacity of the shareholder or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that prior to the meeting no notice in writing of the death, bankruptcy, incapacity, revocation or transfer as aforesaid shall have been received at the registered office of the Company or at another place specified in the notice calling the meeting or the adjourned meeting for depositing proxies and particulars of proxies or by the chairman of the meeting or of the adjourned meeting at which the vote was given.

11.11 Unless the Company Act or any other applicable law requires any other form of proxy, a proxy appointing a proxyholder shall be in the following form or in any other form that the directors before or after the execution of such proxy shall approve:

         (a) in the case of an appointment of a proxyholder for one specific general meeting:

                  ______________________________________
                  (Name of Company)

                  The undersigned hereby appoints ______________ of _________________ or failing him ________________ of
                  _______________ as proxyholder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ______ day of _________, 20_____, and at any adjournment of that meeting.

                  Signed this ______ day of ___________________, 20_____.

                           ___________________________
                           (Signature of Shareholder)

         (b) in the case of an appointment of a proxyholder for all general meetings held within a specified period:

                  ______________________________________
                  (Name of Company)

                  The undersigned hereby appoints _____________ of __________________ or failing him ______________ of
                  _______________ as proxyholder for the undersigned to attend at and vote for and on behalf of the undersigned at any and all general meetings of the Company to be held between the ____ day of ______, 20 _____, and the _______ day of _______,
                  20 _____, and at any adjournment of any such meeting to be held within that period of time.

                  Signed this _______ day of _____________________, 20___.

                           ___________________________
                           (Signature of Shareholder)

11.12             Every proxy may be revoked by an instrument in writing:

         (a) executed by the shareholder who gave the proxy or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and

         (b)      delivered:

                  (i)      to the registered office of the Company, or

                  (ii) if the notice calling the meeting or the adjourned meeting specified another place for depositing proxies or particulars of proxies, then to such other place, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or

                  (iii) to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken,

or in any other manner provided by law.

                               PART 12 - DIRECTORS

12.1 The directors shall manage, or supervise the management of, the affairs and business of the Company and may exercise all powers and do all acts and things as the Company is by the Company Act, its Memorandum, these Articles or otherwise authorized to exercise and do and which are not by these Articles, by statute or otherwise lawfully directed or required to be exercised or done by the Company by special resolution or ordinary resolution.

12.2 If there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board notwithstanding any such vacancy provided that there is a quorum. If the number of directors is reduced below the number necessary for a quorum, the remaining directors may act for the purpose of increasing the number of directors to the number required for a quorum or for the purpose of calling a general meeting of the Company but for no other purpose so long as no quorum remains in office.

12.3 The powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by a resolution in writing signed by all the directors then in office.

12.4 The directors may from time to time by power of attorney or other instrument under the seal of the Company, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit. Any such appointment may be made in favour of any of the directors or any of the shareholders of the Company or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.

12.5 The shareholders may by ordinary resolution fix the number of directors or determine a minimum and maximum number of directors. The shareholders may by ordinary resolution change the number of directors or change the minimum or maximum number of directors. If at any time the Company becomes a reporting company and if the number of directors has been fixed at, or the minimum number of directors has been determined to be, less than three, then the number of directors or the minimum number of directors, as the case may be, shall be deemed to have been increased to three.

12.6 A director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act to become or to continue to be a director.

12.7 The remuneration of the directors in their capacity as directors may from time to time be determined by the directors. Any remuneration of a director shall be in addition to any salary or other remuneration paid to him as an officer or employee of the Company. Every director shall be repaid such reasonable expenses as he may incur in and about the business of the Company. Other than remuneration for professional services described in Article 12.9, if any director shall perform any services for the Company that in the opinion of the directors are outside the ordinary duties of a director or if he shall be specifically occupied in or about the Company's business other than as a director, he may be paid a remuneration to be fixed by the directors. The remuneration so fixed may be either in addition to or in substitution for any other remuneration that he may be entitled to receive and the additional remuneration shall be charged as part of ordinary working expenses of the Company. Unless otherwise determined by the shareholders by ordinary resolution, the directors may pay a gratuity, pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company, to his spouse or to his dependants and they may also make any contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance in respect of that director.

12.8 A director may hold any office or employment in the Company, other than auditor, in conjunction with his office of director for the period and on such terms as the directors may determine. Subject to compliance with the Company Act, no director or intended director shall be disqualified by his office from contracting with the Company with regard to his tenure of office or employment or as vendor, purchaser or otherwise.

12.9 Any director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

12.10 A director may be a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such director shall not be accountable to the Company for any remuneration or other benefits received by him as a director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

12.11 Any director (herein called the "Appointor") may from time to time by written notice to the Company appoint any person (herein called the "Appointee") to be his alternate director provided that the directors approve of such appointment by resolution. Such approval shall not be required if a director is appointed alternate director for another director. A person (including a director) may be appointed as an alternate director by more than one director.

12.12 The Appointee while he holds office as an alternate director shall be entitled and authorized:

         (a) if expressly so specified by the Appointor in the instrument appointing the Appointee, to receive notice of meetings of the directors, and notice of meetings of all committees of which the Appointor is a member;

         (b) to attend and vote as a director at meetings of the directors in the absence of the Appointor;

         (c) to attend and vote at meetings of all committees of which the Appointor is a member, in the absence of the Appointor;

         (d) execute consents to resolutions in writing of the directors and such committees, in substitution for the Appointor; and

         (e) if expressly so authorized by the Appointor in the instrument appointing the Appointee, to execute all documents, instruments and writings under the seal of the Company or otherwise which the Appointor is authorized to execute on behalf of the Company, in substitution for the Appointor, and for the purposes thereof the Appointee shall be deemed to be a director. He shall not be deemed to be the agent of the Appointor.

12.13 The Appointee shall have a separate vote on behalf of each director for whom he is an alternate director. If the Appointee is also a director, the Appointee shall be counted separately in determining the quorum of a meeting and shall have a separate vote on behalf of each director for whom he is an alternate director in addition to being so counted and voting in his own right as a director.

12.14 The Appointee shall not be entitled to be remunerated as an alternate director otherwise than out of the remuneration of the Appointor.

12.15 No person shall act as an alternate director unless he qualifies under the Company Act to act as a director of the Company and has consented in writing to his appointment.

12.16 An Appointee's appointment as an alternate director shall terminate if:

         (a) the Appointor gives written notice revoking the Appointee's appointment; or

         (b)      the Appointee resigns; or

         (c)      the Appointor ceases for any reason to be a director; or

         (d) the Appointee ceases to be qualified under the Company Act to act as a director; or

         (e)      the term of the Appointee's appointment, if any, expires.

12.17 Any Appointor may make or revoke an appointment of an Appointee by notice in writing delivered to, mailed to or transmitted by telegram, cable or telecopier to the registered office of the Company, delivery, postage or transmission charges prepaid.

                 PART 13 - ELECTION AND RETIREMENT OF DIRECTORS

13.1 The election of directors shall take place at each annual meeting of shareholders. All the directors then in office shall retire but, if qualified, shall be eligible for re-election.

13.2 Unless the shareholders otherwise determine at such meeting, the number of directors to be elected shall be:

         (a) if the shareholders have fixed the number of directors, then such number so fixed; and

         (b) if the shareholders have determined a minimum number of directors, then the greater of such minimum number and the number of directors deemed to have so retired.

13.3 The shareholders may by special resolution, remove a director before the expiration of his term of office. The shareholders may fill the vacancy created by such removal at the same meeting by ordinary resolution. If the shareholders do not fill such vacancy at such meeting, then the directors may fill such vacancy.

13.4 If there is a vacancy on the Board as a consequence of an increase in the number of directors, an increase in the minimum number of directors, a director ceasing to act, or for any other reason, the shareholders by ordinary resolution may appoint any person as a director to fill such vacancy. Alternatively, except in the case of a vacancy resulting from a failure of the shareholders to elect the required number of directors at an annual general meeting, the directors may appoint any person as a director to fill such vacancy.

13.5 Between successive annual general meetings, the directors may appoint one or more additional directors. If the shareholders have fixed the number of directors the number of additional directors shall not exceed one-third of the number of directors so fixed. So long as an additional director is serving as a director, the number of directors so fixed by the shareholders shall be deemed to have been increased accordingly including for purposes of determining the quorum for a meeting of the directors. If the shareholders have determined a maximum number of directors, the aggregate of the directors then in office plus such additional director or directors shall not exceed such maximum. Any additional director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting.

                       PART 14 - PROCEEDINGS OF DIRECTORS

14.1 The directors may meet together at such places as they think fit for the dispatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. A director interested in a matter before the directors shall be counted in a quorum notwithstanding his interest. An alternate director who is entitled to attend a meeting of the directors shall be counted in the quorum for that meeting. The Chairman, if any, or in his absence, the Vice-Chairman, if any, or in his absence, the President of the Company shall be entitled to act as chairman of every meeting of the Board but if at any meeting none of the

Chairman, if any, the Vice-Chairman, if any, and the President is present within 15 minutes after the time appointed for holding the meeting, or if none of them is willing to act as chairman, the directors present shall choose one of their number to act as chairman.

14.2 Meetings of the Board may be held from time to time at such place, at such time and on such day as the President or any two directors may determine, and the Secretary shall call meetings when directed or authorized by the President or such directors. Notice of every meeting so called shall be given to each director not less than forty-eight hours (excluding any part of a Saturday or of a holiday) before the time when the meeting is to be held. Notice thereof specifying the time and place of that meeting may be mailed, postage prepaid, addressed to each of the directors at his registered address or may be given to each director either personally or by leaving it at his usual business or residential address, or by telegram, telex or telecopier or by telephone. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which that director has been elected or notice of a meeting of directors at which that director was appointed. Accidental omission to give notice of a meeting of directors to or the non-receipt of notice by any director shall not invalidate the proceedings at that meeting.

14.3 The directors may from time to time fix the quorum necessary for the transaction of business. If the directors have not so fixed the quorum and if the shareholders have fixed the number of directors then the quorum shall be two-fifths of the number of directors so fixed. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors notwithstanding any vacancy on the Board. Except in the case of a lack of quorum as a result of a failure of the shareholders to elect the required number of directors at an annual general meeting if, and so long as the number of directors is less than the number required for a quorum, the continuing directors may act for the purpose of filling the vacancies up to that number, or of convening a general meeting of the Company, but for no other purpose.

14.4 All acts done by the directors at any meeting or by resolution consented to in writing, notwithstanding that it is discovered afterwards that there was some defect in the appointment of any person so acting or that he was disqualified, shall be valid.

14.5 Questions arising at any meeting of the directors shall be decided by majority of votes. In case of an equality of votes the chairman of the meeting shall not have a casting vote.

14.6 A resolution consented to in writing by every director shall be as valid as if it had been passed at a duly called and held meeting of directors. The resolution may be in counterparts each consented to in writing by one director or more than one director which together shall be deemed to constitute one resolution. Such resolution shall be effective on the date stated thereon.

14.7 A director may participate in a meeting of the Board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other and provided that all such directors agree to such participation. A director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

                    PART 15 - EXECUTIVE AND OTHER COMMITTEES

15.1 The directors may from time to time elect from their number an Executive Committee and may dissolve or reconstitute the Executive Committee and make regulations in regard thereto.

15.2 During intervals between meetings of the directors the Executive Committee, if any, subject to any restrictions, limitations or regulations imposed by the directors, shall possess and may exercise, all the powers of the directors in the management and direction of the operations of the Company, except only those acts that are required by law to be performed by the Board of Directors and shall exercise those powers in accordance with specific directions given by the Board of Directors and in the absence of any such direction, in the manner as the Executive Committee may think fit. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding. Any Executive Committee so appointed shall keep regular minutes of its proceedings and shall cause them to be recorded in books kept for that purpose. The directors may from time to time fix the quorum for the Executive Committee. If the directors have not so fixed the quorum, the quorum shall be a majority of the members of the Executive Committee.

15.3 The directors may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the directors may determine. Every committee so constituted shall have the authorities, powers and discretions which may be delegated to it by the directors and shall act in accordance with regulations which the directors may impose upon it. All committees so appointed shall keep regular minutes of their proceedings and shall cause them to be recorded in books kept for that purpose. The directors may from time to time fix the quorum for committees. If the directors have not so fixed the quorum, the quorum shall be a majority of the members of the committee.

15.4 All acts done by any meeting of a committee constituted by the directors notwithstanding that it is discovered afterwards that there was some defect in the appointment of any person so acting or that he was disqualified, shall be valid.

15.5 Questions arising at any meeting of a committee constituted by the directors shall be decided by majority of votes. In case of an equality of votes the chairman of the meeting shall not have a casting vote.

15.6 A resolution consented to in writing by every member of any committee constituted by the directors shall be as valid as if it had been passed at a duly called and held meeting of that committee. The resolution may be in counterparts each consented to in writing by one member or more than one member of the committee, which together shall be deemed to constitute one resolution. Such resolution shall be effective on the date stated thereon.

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                  PART 16 - DISCLOSURE OF INTEREST OF DIRECTORS

16.1 If a director is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created which conflicts with his duty as a director then he shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty as a director, as the case may be, in accordance with the provisions of the Company Act.

16.2 A director shall not vote in respect of the approval of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken.

16.3 The provisions of this Part shall not apply in those circumstances where a director is, under the provisions of the Company Act, deemed not to be interested in a proposed contract or transaction.

                               PART 17 - OFFICERS

17.1 The directors shall appoint or elect a President and Secretary and may appoint or elect such other officers of the Company as they may think fit. The Chairman of the Board, if any, the Vice-Chairman of the Board, if any, and the President must be a director. One person may hold more than one office except that if the Company has two or more shareholders, then the offices of President and Secretary must be held by different persons.

17.2 The officers of the Company shall be appointed or elected on such terms and conditions as the directors may think fit.

17.3 The directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

17.4 Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the Board or the chief executive officer otherwise directs.

                        PART 18 - EXECUTION OF DOCUMENTS

18.1 The directors may provide a seal for the Company and if they do so, then they shall provide for the safe custody of the seal. The directors may also provide for one or more devices for the affixing of the seal. The directors shall have power to destroy the seal and any

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device or devices for the affixing thereof and may provide a new seal and a device or devices for affixing it.

18.2 All contracts, documents or other instruments in writing, of whatsoever nature and effect requiring the signature of the Company shall be signed by the Chairman or the President or a Vice-President or the General Manager or a director and by any one of the foregoing or the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Secretary-Treasurer or any other director. In addition, the directors shall have power from time to time by resolution to appoint any person or persons on behalf of the Company either to sign contracts, documents and instruments generally or to sign specific contracts, documents or instruments. The seal of the Company may be affixed to contracts, documents and instruments by the person or persons prescribed as aforesaid or by resolution of the directors.

18.3 For purposes of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of the person or persons prescribed as aforesaid or by resolution of the directors and in the absence of any such resolution by any director or officer.

18.4 To enable the seal of the Company to be affixed to any bonds, debentures, share certificates or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and any director or officer of the Company may by written instrument authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

                               PART 19 - DIVIDENDS

19.1 The directors may declare dividends and fix the date of record therefor and the date for payment thereof. No date of record for any dividend shall precede the date of payment thereof by more than the maximum number of days permitted by the Company Act. No notice need be given of the declaration of any dividend. If no valid date of record is fixed, the date of record shall be deemed to be the same date as the date of the resolution declaring the dividend.

19.2 Notwithstanding any other provision of these Articles or any law to the contrary, the directors may, after a dividend has been declared but before it has been paid, if the declaration thereof was based on misinformation or incomplete information on the part of one or more directors or would constitute a breach of any law or agreement to which the Company is a party or for any other good reason, rescind such declaration of dividend by resolution, whereupon such declaration shall be void ab initio and the Company shall not be bound to pay, and shall not pay, the dividend as previously declared and no shareholder shall have any claim against the Company its directors, officers, employees and advisors in respect thereof.

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19.3              No dividend shall bear interest against the Company.

19.4 The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares or bonds, debentures or other debt obligations of the Company or in any one or more of those ways. Where any difficulty arises in regard to the distribution, the directors may settle the same as they think fit. The directors may fix the value for distribution of specific assets and may vest any of those specific assets in trustees upon such trusts for the persons entitled thereto as the directors think fit. Notwithstanding the foregoing, if any dividend results in any shareholder being entitled to a fraction of a share, bond, debenture or other debt obligation of the Company, the directors may pay that shareholder instead a cash equivalent of that fraction. The directors may arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of fractions of shares, bonds, debentures or other debt obligations of the Company on behalf of shareholders entitled thereto.

19.5 Notwithstanding anything contained in these Articles, the directors may capitalize any retained earnings or other amounts available for distribution to the shareholders.

19.6 Any dividend payable in cash by the Company may be paid by cheque or warrant mailed to the registered address of the shareholder or in the case of joint shareholders to the registered address of the joint shareholder first named on the register of shareholders or to such person or to such address as the holder or joint holders may direct in writing. Every cheque or warrant shall be made payable to the order of the person to whom it is sent and in the case of joint shareholders to those joint shareholders. The mailing of such cheque, unless the same be not paid on due presentation shall satisfy and discharge the liability for the dividend to the extent of the sum reported thereby plus the amount of any tax which the Company is required to and does withhold.

19.7 If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

                          PART 20 - ACCOUNTING RECORDS

20.1 The directors shall cause accounting records to be kept as necessary to record properly the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company.

20.2 The directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open for inspection by any director during the normal business hours of the Company.

20.3 Unless otherwise determined by the directors, no shareholder as such shall have the right to inspect the accounting records of the Company.

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                                PART 21 - NOTICES

21.1 Subject to any other provision of these Articles, a notice, statement or report may be given or delivered to any shareholder or director either personally or by sending it by mail, postage prepaid, addressed to the shareholder or director at his registered address.

21.2 A notice, statement or report may be given or delivered by the Company to joint shareholders in respect of a share registered in their names by giving or delivering the notice, statement or report to the joint shareholder first named in the register of shareholders in respect of that share.

21.3 A notice, statement or report may be given or delivered by the Company to the person entitled to a share as a consequence of the death or bankruptcy or legal disability of a shareholder by sending it by mail, postage prepaid, addressed to him by name or by the title of the legal representative of the deceased or legally disabled shareholder or trustee in bankruptcy of the bankrupt shareholder or by any like description as the case may be, at the address, if any, supplied for that purpose by the person claiming to be so entitled. Until that address has been so supplied any notice may be given by the Company in any manner in which it might have been given if the death, bankruptcy or disability had not occurred and notice so given shall be sufficient notice to the legal representative or the trustee in bankruptcy, as the case may be.

21.4 If a notice or document is sent by mail, postage prepaid, service thereof shall be deemed to have been effected on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by or statutory declaration or affidavit made by the Secretary or other officer of the Company or of any other corporation acting on behalf of the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

21.5 If a number of days' notice is required to be given, the day of service and the day of the meeting, act or event shall not be counted in the number of days required. This Article shall not apply to a notice calling a meeting of directors pursuant to Article 14.2.

21.6 Notice of every general meeting shall be given in the manner authorized by these Articles to:

         (a) every shareholder holding on the record date or, if no record date was established by the directors, on the date of the mailing, a share or shares carrying the right to vote at that meeting;

         (b) every shareholder holding on the record date or, if no record date was established by the directors, on the date of mailing, a share or shares which, while not carrying the right to vote at that meeting, carry the right to attend at that meeting;

         (c) the legal representative of a deceased or disabled shareholder entitled to notice, if such legal representative is entitled to notice by the Company Act;

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         (d)      the trustee in bankruptcy of a bankrupt shareholder entitled to notice if such trustee in bankruptcy is entitled to notice by the Company Act;

         (e)      the auditor; and

         (f)      every director.

No other person is entitled to receive notices of general meetings.

                   PART 22 - INDEMNIFICATION AND PROTECTION OF
                DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN AGENTS

22.1 The Company shall indemnify a director or former director of the Company and his heirs and personal representatives and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and his heirs and personal representatives against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including any amount paid by him to settle an administrative action or proceeding to which he is made a party by reason of his being or having been a director of the Company or a director of that corporation, including any action brought by the Company or that corporation. The Company shall apply to the Court for all approvals of the Court which may be required to make the indemnity herein effective and enforceable. Every person on being elected or appointed a director shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

22.2 The Company shall indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder, notwithstanding that he may also be a director, and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him and resulting from his acting as an officer, employee or agent of the Company or that corporation. In addition, the Company shall indemnify the Secretary and any Assistant Secretary of the Company, notwithstanding that any of them may also be a director and their respective heirs and personal representatives against all costs, charges and expenses whatsoever incurred by any of them and arising out of the duties assigned to the Secretary by the Company Act or these Articles and each person on being elected or appointed Secretary or Assistant Secretary shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

22.3 The failure of a director or officer of the Company to comply with the Company Act, the Memorandum of the Company or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

22.4 The Company may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs and personal representatives against any liability incurred by him in that capacity.

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22.5              The provisions of this Part shall be subject in all respects to the Company Act and if by reason thereof any of these Articles shall be void, illegal or invalid, the remaining provisions of these Articles shall be construed and take effect as if that void, illegal or invalid provision had never been contained herein.

                    PART 23 - PROHIBITIONS IF PRIVATE ISSUER

23.1              In this Article, "Equity Securities" means:

         (a)      voting securities; or

         (b) securities that are not debt securities and that carry a residual right to participate in the earnings of the Company or, upon the liquidation or winding-up of the Company, in its assets.

23.2 If the Company is or becomes a company which is a private issuer, the Company shall not offer to the public its Equity Securities or any securities convertible into or exchangeable for its Equity Securities.

23.3 If the Company is or becomes a company which is a private issuer, the number of beneficial holders of Equity Securities of the Company shall not exceed 50 persons, not including persons who:

         (a)      are employed by the Company or by an affiliate of the Company;
                  or

         (b) beneficially owned, directly or indirectly, Equity Securities of the Company while employed by the Company or by an affiliate of the Company and have, at all times since ceasing to be so employed, continued to beneficially own, directly or indirectly, at least one Equity Security of any class of securities of the Company.

23.4 For purposes of determining the numbers of beneficial holders of Equity Securities of the Company at any particular time, if an Equity Security is held jointly by several persons, then such joint owners shall together be counted as one beneficial owner and as one Equity Security holder.

23.5 If the Company is or becomes a company which is a private issuer, no transfer of Equity Securities shall be entered in the register of shareholders without the prior approval of the directors.

                    PART 24 - RESTRICTION ON SHARE TRANSFERS
                            IF NON-REPORTING COMPANY

24.1 If the Company is or becomes a company which is not a reporting issuer, notwithstanding anything contained in these Articles the directors may in their absolute discretion decline to approve any transfer of shares and shall not be required to disclose their reasons therefor.

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